March 2024
Pricing Supplement
Dated March 15, 2024
(To Prospectus dated December 30, 2022
Series A Prospectus Supplement dated December 30, 2022 and
Product Supplement EQUITY-1 dated December 30, 2022)
Filed Pursuant to Rule 424(b)(2)
Registration Statement Nos. 333-268718 and 333-268718-01

BofA Finance LLC
STRUCTURED INVESTMENTS
Opportunities in U.S. Equities
$1,970,000 Callable Contingent Income Securities due March 19, 2026
All Payments on the Securities Based on the Performance of the Russell 2000® Index
Fully and Unconditionally Guaranteed by Bank of America Corporation
Principal at Risk Securities
Unlike ordinary debt securities, the Callable Contingent Income Securities due March 19, 2026 All Payments on the Securities Based on the Performance of the Russell 2000® Index, which we refer to as the securities, do not provide for the regular payment of interest or guarantee the return of any principal at maturity. Instead, the securities offer the opportunity for investors to earn a contingent quarterly coupon but only if the index closing value of the Russell 2000® Index on the applicable quarterly observation date is greater than or equal to 75% of the initial index value, which we refer to as the coupon barrier level. If the index closing value is less than the coupon barrier level on any observation date, you will not receive any contingent quarterly coupon for that quarterly period. As a result, investors must be willing to accept the risk of not receiving any contingent quarterly coupon during the entire 2-year term of the securities. In addition, beginning on June 21, 2024, we will have the right to redeem the securities at our discretion on any quarterly redemption date for a redemption payment equal to the sum of the stated principal amount plus any contingent quarterly coupon otherwise due with respect to the related observation date. An early redemption of the securities will not automatically occur based on the performance of the underlying index. At maturity, if the securities have not previously been redeemed and the final index value is greater than or equal to 75% of the initial index value, which we refer to as the downside threshold level, investors will receive the stated principal amount of the securities and the contingent quarterly coupon with respect to the final observation date. However, if the final index value is less than the downside threshold level, investors will be fully exposed to the decline in the value of the Russell 2000® Index over the term of the securities, and the payment at maturity will be less than 75% of the stated principal amount of the securities and could be zero. Accordingly, investors may lose up to their entire initial investment in the securities. Investors will not participate in any appreciation of the Russell 2000® Index. The securities are for investors who seek an opportunity to earn contingent quarterly coupon payments at a potentially above-market rate in exchange for the risk of losing their principal and the risk of receiving no contingent quarterly coupon when the Russell 2000® Index on the related observation date closes below the coupon barrier level, and the risk of an early redemption of the securities at our discretion. The securities are our senior debt securities. Any payments on the securities are fully and unconditionally guaranteed by Bank of America Corporation (“BAC”). The securities are issued as part of BofA Finance LLC’s (“BofA Finance”) “Medium-Term Notes, Series A” program. All payments on the securities are subject to the credit risk of BofA Finance, as issuer of the securities, and BAC, as guarantor of the securities. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.
SUMMARY TERMS
Issuer:	BofA Finance
Guarantor:	BAC
Underlying index:	The Russell 2000® Index (Bloomberg symbol: “RTY”)
Aggregate principal amount:	$1,970,000
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security (see “Commissions and issue price” below)
Pricing date:	March 15, 2024
Original issue date:	March 20, 2024 (3 business days after the pricing date)
Maturity date:	March 19, 2026
Call feature:
Beginning on June 21, 2024, on any redemption date, we have the right to redeem all (but not less than all) of the securities for a redemption payment equal to the stated principal amount plus any contingent quarterly coupon otherwise due with respect to the relevant observation date, as applicable. We will give notice to the trustee at least five business days but not more than 60 calendar days before the applicable redemption date. No further payments will be made on the securities once they have been redeemed.

Redemption payment:	The redemption payment will be an amount equal to (i) the stated principal amount plus (ii) any contingent quarterly coupon otherwise due with respect to the related observation date.
Redemption dates:	Beginning on June 21, 2024, quarterly. See “Observation Dates, Coupon Payment Dates and Redemption Dates” below.
Contingent quarterly coupon:
If, on any observation date, the index closing value on such date is greater than or equal to the coupon barrier level, we will pay a contingent quarterly coupon of $20.875 per security (equal to a rate of 2.0875% per quarter or 8.35% per annum) on the related coupon payment date.
If, on any observation date, the index closing value on such date is less than the coupon barrier level, no contingent quarterly coupon will be paid with respect to that observation date.

Payment at maturity:	If the securities have not previously been redeemed, investors will receive on the maturity date a payment at maturity determined as follows:
	If the final index value is greater than or equal to the downside threshold level:	the stated principal amount and the contingent quarterly coupon with respect to the final observation date
	If the final index value is less than the downside threshold level:	(i) the stated principal amount multiplied by (ii) the index performance factor
Coupon barrier level:	1,529.492, which is equal to 75% of the initial index value (rounded to three decimal places)
Downside threshold level:	1,529.492, which is equal to 75% of the initial index value (rounded to three decimal places)
Terms continued on the following page
Agent:	BofA Securities, Inc. (“BofAS”), an affiliate of BofA Finance
Estimated value on the pricing date:
$973.40 per $1,000 in principal amount of securities, which is less than the price to public listed below. The actual value of your securities at any time will reflect many factors and cannot be predicted with accuracy. See “Structuring the securities” in this pricing supplement.

Commissions and issue price:	Price to public	Agent’s commissions and fees	Proceeds to BofA Finance
Per security	$1,000.00	$15.00(1)
		$5.00(2)	$980.00
Total	$1,970,000.00	$39,400.00	$1,930,600.00
(1) Morgan Stanley Wealth Management and its financial advisors will collectively receive from the agent, BofAS, a fixed sales commission of $15 for each security they sell. See “Supplement to the plan of distribution; role of BofAS and conflicts of interest” in this pricing supplement.
(2) Reflects a structuring fee payable to Morgan Stanley Wealth Management by the agent or its affiliates of $5 for each security.
There are important differences between the securities and a conventional debt security. Potential purchasers of the securities should consider the information in “Risk Factors” beginning on page 8 of this pricing supplement, page PS-5 of the accompanying product supplement, page S-6 of the accompanying prospectus supplement, and page 7 of the accompanying prospectus.
None of the Securities and Exchange Commission (the “SEC”), any state securities commission, or any other regulatory body has approved or disapproved of these securities or determined if this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.
Before you invest, you should read this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus for information about us, BAC and this offering, each of which can be accessed via the hyperlinks below. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” in this pricing supplement.
Unless otherwise indicated or unless the context requires otherwise, all references in this document to “we,” “us,” “our,” or similar references are to BofA Finance, and not to BAC.
Series A MTN prospectus supplement dated December 30, 2022 and prospectus dated December 30, 2022  and  Product Supplement EQUITY-1 dated December 30, 2022

BofA Finance LLC
Callable Contingent Income Securities due March 19, 2026
All Payments on the Securities Based on the Performance of the Russell 2000® Index
Principal at Risk Securities

Terms continued from previous page:
Initial index value:	2,039.322, which is the index closing value of the underlying index on the pricing date
Final index value:	The index closing value of the underlying index on the final observation date
Observation dates:
Quarterly, beginning June 17, 2024, as set forth under “Observation Dates, Coupon Payment Dates and Redemption Dates” below, subject to postponement as set forth in “Description of the Notes—Certain Terms of the Notes—Events Relating to Observation Dates” beginning on page PS-23 of the accompanying product supplement. We also refer to the observation date immediately prior to the maturity date as the final observation date.

Coupon payment dates:	Quarterly, beginning June 21, 2024, as set forth under "Observation Dates, Coupon Payment Dates and Redemption Dates" below.
Index performance factor:	The final index value divided by the initial index value.
CUSIP / ISIN:	09711BB39 / US09711BB397
Listing:	The securities will not be listed on any securities exchange.
Observation Dates, Coupon Payment Dates and Redemption Dates

Observation Dates	Coupon Payment Dates / Redemption Dates
June 17, 2024	June 21, 2024
September 16, 2024	September 19, 2024
December 16, 2024	December 19, 2024
March 17, 2025	March 20, 2025
June 16, 2025	June 20, 2025
September 15, 2025	September 18, 2025
December 15, 2025	December 18, 2025
March 16, 2026 (final observation date)	March 19, 2026* (maturity date)
 *Denotes that such date is not a “Redemption Date”
March 2024

BofA Finance LLC
Callable Contingent Income Securities due March 19, 2026
All Payments on the Securities Based on the Performance of the Russell 2000® Index
Principal at Risk Securities
Investment Summary
Callable Contingent Income Securities
Principal at Risk Securities
The Callable Contingent Income Securities due March 19, 2026 All Payments on the Securities Based on the Performance of the Russell 2000® Index, which we refer to as the securities, provide an opportunity for investors to earn a contingent quarterly coupon of $20.875 per security (equal to a rate of 2.0875% per quarter or 8.35% per annum) but only if the index closing value of the underlying index on the applicable quarterly observation date is greater than or equal to 75% of the initial index value, which we refer to as the coupon barrier level. It is possible that the index closing value of the underlying index could remain below the coupon barrier level for extended periods of time or even throughout the entire term of the securities so that you may receive few or no contingent quarterly coupons during the entire 2-year term of the securities. In addition, beginning on June 21, 2024, we will have the right to redeem the securities at our discretion on any quarterly redemption date for a redemption payment equal to the sum of the stated principal amount plus any contingent quarterly coupon otherwise due with respect to the related observation date.
If the securities have not been previously redeemed and the final index value is greater than or equal to 75% of the initial index value, which we refer to as the downside threshold level, the payment at maturity will be the sum of the stated principal amount and the contingent quarterly coupon with respect to the final observation date. However, if the final index value is less than the downside threshold level, investors will be fully exposed to the decline in the underlying index over the term of the securities on a 1-to-1 basis, and will receive an amount of cash that is significantly less than the stated principal amount, in proportion to the decline in the underlying index. In this scenario, the value of any such payment will be less than 75% of the stated principal amount of the securities and could be zero. Investors in the securities must be willing to accept the risk of losing their entire principal and also the risk of not receiving any contingent quarterly coupons. In addition, investors will not participate in any appreciation of the underlying index.
Maturity:	Approximately 2 years, unless redeemed earlier at our discretion.
Payment at maturity:
If the securities have not previously been redeemed, investors will receive on the maturity date a payment at maturity determined as follows:
If the final index value is greater than or equal to the downside threshold level, investors will receive the stated principal amount and the contingent quarterly coupon with respect to the final observation date.
If the final index value is less than the downside threshold level, investors will receive a payment at maturity that is less than 75% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment.

Contingent quarterly coupon:
A contingent coupon of $20.875 per quarter per security (equal to a rate of 2.0875 % per quarter or 8.35% per annum) will be paid on the securities on each coupon payment date but only if the index closing value of the underlying index is at or above the coupon barrier level on the related observation date.
If, on any observation date, the index closing value of the underlying index is less than the coupon barrier level, we will pay no coupon for the applicable quarterly period.

Early redemption:
Beginning on June 21, 2024, on any redemption date, we have the right to redeem all (but not less than all) of the securities for a redemption payment equal to the stated principal amount plus any contingent quarterly coupon otherwise due with respect to the relevant observation date. An early redemption of the securities will not automatically occur based on the performance of the underlying index. We will give notice to the trustee at least five business days but not more than 60 calendar days before the applicable redemption date. No further payments will be made on the securities once they have been redeemed.

Any payments on the securities depend on the credit risk of BofA Finance, as issuer, and BAC, as guarantor, and on the performance of the underlying. The economic terms of the securities are based on BAC’s internal funding rate, which is the rate it would pay to borrow funds through the issuance of market-linked notes, and the economic terms of certain related hedging arrangements BAC’s affiliates enter into. BAC’s internal funding rate is typically lower than the rate it would pay when it issues conventional fixed or floating rate debt securities. This difference in funding rate, as well as the agent’s commissions and fees, if any, and the hedging related charges described below (see “Risk Factors” beginning on page 8), reduced the economic terms of the securities to you and the initial estimated value of the securities. Due to these factors, the public offering price you are paying to purchase the securities is greater than the initial estimated value of the securities as of the pricing date.
The initial estimated value of the securities as of the pricing date is set forth on the cover page of this pricing supplement. For more information about the initial estimated value and the structuring of the securities, see “Risk Factors” beginning on page 8 and “Structuring the securities” on page 17.
The securities are our senior debt securities. Any payments on the securities are fully and unconditionally guaranteed by BAC. The securities and the related guarantee are not insured by the Federal Deposit Insurance Corporation or secured by collateral. The securities will rank equally in right of payment with all of our other unsecured and unsubordinated obligations, except obligations that are subject to any priorities or preferences by law. The related guarantee will rank equally in right of payment with all of BAC’s other unsecured and unsubordinated obligations, except obligations that are subject to any priorities or preferences by law, and senior to its subordinated obligations. Any payments due on the securities, including any repayment of the principal amount, will be subject to the credit risk of BofA Finance, as issuer, and BAC, as guarantor.
March 2024

BofA Finance LLC
Callable Contingent Income Securities due March 19, 2026
All Payments on the Securities Based on the Performance of the Russell 2000® Index
Principal at Risk Securities
Key Investment Rationale
The securities do not guarantee any repayment of principal at maturity and offer investors an opportunity to earn a contingent quarterly coupon of $20.875 per security (equal to a rate of 2.0875% per quarter or 8.35% per annum) but only if the index closing value of the underlying index on the applicable quarterly observation date is greater than or equal to 75% of the initial index value, which we refer to as the coupon barrier level. The securities have been designed for investors who seek an opportunity to earn contingent quarterly coupon payments at a potentially above-market rate in exchange for the risk of losing their principal and the risk of receiving no contingent quarterly coupon when the Russell 2000® Index on the related observation date closes below the coupon barrier level, and the risk of an early redemption of the securities at our discretion. The following scenarios are for illustrative purposes only to demonstrate how the contingent coupon and the payment at maturity (if the securities have not previously been redeemed) are calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed by us at our discretion, the contingent coupon may be payable in none of, or some but not all of, the quarterly periods during the 2-year term of the securities and the payment at maturity may be less than 75% of the stated principal amount of the securities and may be zero.
Scenario 1: The securities are redeemed prior to maturity.
This scenario assumes that we redeem the securities at our discretion prior to the maturity date on one of the quarterly redemption dates, starting on June 21, 2024, for a redemption payment equal to the stated principal amount plus any contingent quarterly coupon otherwise due with respect to the relevant observation date. Prior to the early redemption, the underlying index closes at or above the coupon barrier level on some or all of the quarterly observation dates. In this scenario, investors receive the contingent quarterly coupon with respect to each such observation date, but not for the quarterly periods for which the underlying index closes below the coupon barrier level on the related observation date. No further payments will be made on the securities once they have been redeemed.

Scenario 2: The securities are not redeemed prior to maturity, and investors receive principal back at maturity.
This scenario assumes that we do not redeem the securities on any of the quarterly redemption dates, and, as a result, investors hold the securities to maturity. During the term of the securities, the underlying index closes at or above the coupon barrier level on some quarterly observation dates and below the coupon barrier level on the others. Consequently, investors receive the contingent quarterly coupon for the quarterly periods for which the index closing value of the underlying index is at or above the coupon barrier level on the related observation date, but not for the quarterly periods for which the index closing value of the underlying index is below the coupon barrier level on the related observation date. On the final observation date, the underlying index closes at or above the downside threshold level. Therefore, at maturity investors will receive the stated principal amount and the contingent quarterly coupon with respect to the final observation date.

Scenario 3: The securities are not redeemed prior to maturity, and investors suffer a substantial loss of principal at maturity.
This scenario assumes that we do not redeem the securities on any of the quarterly redemption dates, and, as a result, investors hold the securities to maturity. During the term of the securities, the underlying index closes below the coupon barrier level on all or nearly all of the quarterly observation dates. In this scenario, investors do not receive any contingent quarterly coupons, or receive contingent quarterly coupons for only a limited number of coupon payment dates. On the final observation date, the underlying index closes below the downside threshold level. Therefore, investors receive an amount equal to the stated principal amount multiplied by the index performance factor at maturity. Under these circumstances, the payment at maturity will be less than 75% of the stated principal amount and could be zero. No coupon will be paid at maturity in this scenario.

March 2024

BofA Finance LLC
Callable Contingent Income Securities due March 19, 2026
All Payments on the Securities Based on the Performance of the Russell 2000® Index
Principal at Risk Securities
Russell 2000® Index Summary
All disclosures contained in this pricing supplement regarding the underlying index, including, without limitation, its make-up, method of calculation, and changes in its components, have been derived from publicly available sources. The information reflects the policies of, and is subject to change by, the sponsor of the RTY (the “underlying index sponsor”). The underlying index sponsor, which licenses the copyright and all other rights to the underlying index, has no obligation to continue to publish, and may discontinue publication of, the underlying index. The consequences of the underlying index sponsor discontinuing publication of the underlying index are discussed in “Description of the Notes — Discontinuance of an Index” in the accompanying product supplement. None of us, the guarantor, the calculation agent, or BofAS accepts any responsibility for the calculation, maintenance or publication of the underlying index or any successor index. None of us, the guarantor, BofAS or any of our other affiliates makes any representation to you as to the future performance of the underlying index. You should make your own investigation into the underlying index.
The RTY is designed to track the performance of the small capitalization segment of the U.S. equity market. As a subset of the Russell 3000® Index, the RTY consists of the smallest 2,000 companies included in the Russell 3000® Index. The Russell 3000® Index measures the performance of the largest 3,000 U.S. companies, representing approximately 98% of the investable U.S. equity market. The RTY is determined, comprised, and calculated by FTSE Russell without regard to the securities.
Information as of market close on March 15, 2024 (the pricing date):
Bloomberg Ticker Symbol:	RTY
Current Index Value:	2,039.322
52 Weeks Ago:	1,771.237
52 Week High (on March 7, 2024):	2,084.740
52 Week Low (on October 27, 2023):	1,636.938
For additional historical information, see “Russell 2000® Index Historical Performance” below. For additional information about the Russell 2000® Index, see the information set forth in “Annex A—The Russell 2000® Index” below.
March 2024

BofA Finance LLC
Callable Contingent Income Securities due March 19, 2026
All Payments on the Securities Based on the Performance of the Russell 2000® Index
Principal at Risk Securities
Hypothetical Examples
The following hypothetical examples are for illustrative purposes only. Whether you receive a contingent quarterly coupon will be determined on each quarterly observation date and the payment at maturity will be determined by reference to the index closing value of the underlying index on the final observation date. Any early redemption of the securities will be at our discretion. The actual initial index value, coupon barrier level and downside threshold level are set forth under “Summary Terms” above. All payments on the securities are subject to issuer and guarantor credit risk. The numbers in the hypothetical examples may be rounded for ease of analysis. The below examples are based on the following terms:
Hypothetical Initial Index Value:	2,000
Hypothetical Coupon Barrier Level:	1,500, which is 75% of the hypothetical initial index value
Hypothetical Downside Threshold Level:	1,500, which is 75% of the hypothetical initial index value
Contingent Quarterly Coupon:
$20.875 per security (equal to a rate of 2.0875% per quarter or 8.35% per annum).
A contingent quarterly coupon is paid on each coupon payment date but only if the index closing value of the underlying index is at or above the coupon barrier level on the related observation date.

Call Feature:
Beginning on June 21, 2024, on any redemption date, we have the right to redeem all (but not less than all) of the securities for a redemption payment equal to the stated principal amount plus any contingent quarterly coupon otherwise due with respect to the relevant observation date. We will give notice to the trustee at least five business days but not more than 60 calendar days before the applicable redemption date. No further payments will be made on the securities once they have been redeemed.

Payment at Maturity (if the securities have not been redeemed early):
If the final index value is greater than or equal to the downside threshold level:  the stated principal amount, and the contingent quarterly coupon with respect to the final observation date
If the final index value is less than the downside threshold level: (i) the stated principal amount multiplied by (ii) the index performance factor

Stated Principal Amount:	$1,000
In Example 1, we redeem the securities on one of the redemption dates, and no further payments are made on the securities after they have been redeemed. In Examples 2, 3, and 4, the securities are not redeemed prior to, and remain outstanding until, maturity.
Example 1-We redeem the securities on March 20, 2025. The index closing value is at or above the coupon barrier level on all 3 quarterly observation dates prior to (and excluding) the observation date immediately preceding the redemption. Therefore, you would receive the contingent quarterly coupons with respect to the 3 observation dates, totaling $20.875 × 3 = $62.625. The index closing value of the underlying index is greater than or equal to the coupon barrier level on the observation date in March 2025. Upon redemption, investors receive the redemption payment per security calculated as $1,000 + $20.875 = $1,020.875.
The total payment over the 1-year term of the securities is $62.625 + $1,020.875 = $1,083.500 per security.
If the securities are redeemed prior to maturity, you will receive no more contingent quarterly coupon payments, may be forced to invest in a lower interest rate environment and my not be able to reinvest at comparable terms or returns.
Example 2-The securities are not redeemed prior to maturity. The index closing value is at or above the coupon barrier level on all 7 quarterly observation dates prior to (and excluding) the final observation date. The final index value is 1,600, which is above the downside threshold level and coupon barrier level. In this scenario, you receive a payment at maturity equal to the stated principal amount and the contingent quarterly coupon with respect to the final observation date. Therefore, you would receive per security (i) the contingent quarterly coupons with respect to the 7 observation dates prior to (and excluding) the final observation date, totaling $20.875 × 7 = $146.125 and (ii) the payment at maturity calculated as $1,000 + $20.875 = $1,020.875.
The total payment over the 2-year term of the securities is $146.125 + $1,020.875 = $1,167.000 per security.
This example illustrates the scenario where you receive a contingent quarterly coupon on every coupon payment date throughout the term of the securities and receive your principal back at maturity, resulting in $167.000 in contingent quarterly coupon payments over the 2-year term of the securities. This is therefore the maximum amount payable over the 2-year term of the securities. To the extent that coupons are not paid on every coupon payment date, the actual contingent quarterly coupon payments you receive would be less than $167.000 and could be zero. In addition, we will be more likely to redeem the securities prior to maturity when the index closing value is at or above the coupon barrier level on the observation dates. If the securities are redeemed prior to maturity, you will receive no more contingent quarterly coupon payments, may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns.
Example 3-The securities are not redeemed prior to maturity. The index closing value is at or above the coupon barrier level on 2 out of the 7 quarterly observation dates prior to (and excluding) the final observation date. The final index value is 1,600, which is above the downside threshold level and coupon barrier level. In this scenario, you receive a payment at maturity equal to the stated principal amount and the contingent quarterly coupon with respect to the final observation date. Therefore, you would receive per security (i) the contingent quarterly coupons with respect to those 2 observation dates prior to (and excluding) the final observation date, totaling $20.875 × 2 = $41.750, but not for the other 5 observation dates, and (ii) the payment at maturity calculated as $1,000 + $20.875 = $1,020.875.
March 2024

BofA Finance LLC
Callable Contingent Income Securities due March 19, 2026
All Payments on the Securities Based on the Performance of the Russell 2000® Index
Principal at Risk Securities
The total payment over the 2-year term of the securities is $41.750 + $1,020.875 = $1,062.625 per security.
Example 4-The securities are not redeemed prior to maturity. The index closing value is below the coupon barrier level on all of the quarterly observation dates, and is below the downside threshold level on the final observation date, on which the final index value is 800. Therefore, you would receive no contingent quarterly coupons, and the payment at maturity would be calculated as $1,000 × (800 / 2,000) = $400.00.
The total payment over the 2-year term of the securities is $0 + $400.00 = $400.00 per security.
If we do not redeem the securities prior to maturity and the final index value is less than the downside threshold level, you will lose a significant portion or all of your investment in the securities.
March 2024

BofA Finance LLC
Callable Contingent Income Securities due March 19, 2026
All Payments on the Securities Based on the Performance of the Russell 2000® Index
Principal at Risk Securities
Risk Factors
Your investment in the securities entails significant risks, many of which differ from those of a conventional debt security. Your decision to purchase the securities should be made only after carefully considering the risks of an investment in the securities, including those discussed below, with your advisors in light of your particular circumstances. The securities are not an appropriate investment for you if you are not knowledgeable about significant elements of the securities or financial matters in general. You should carefully review the more detailed explanation of risks relating to the securities in the “Risk Factors” sections beginning on page PS-5 of the accompanying product supplement, page S-6 of the accompanying prospectus supplement and page 7 of the accompanying prospectus, each as identified on the cover page of this pricing supplement.
Structure-related Risks
●
Your investment may result in a loss; there is no guaranteed return of principal. There is no fixed principal repayment amount on the securities at maturity. If the securities are not redeemed prior to maturity and the final index value of the underlying index is less than the downside threshold level, at maturity, your investment will be subject to 1:1 downside exposure to decreases in the value of the underlying index and you will lose 1% of the principal amount for each 1% that the final index value of the underlying index is less than the initial index value. In that case, you will lose a significant portion or all of your investment in the securities.

●
Your return on the securities is limited to the return represented by the contingent quarterly coupons, if any, over the term of the securities. Your return on the securities is limited to the contingent quarterly coupons paid over the term of the securities, regardless of the extent to which the index closing value or final index value of the underlying index exceeds its coupon barrier or initial index value, as applicable. Similarly, the amount payable at maturity or upon an early redemption will never exceed the sum of the principal amount and the applicable contingent quarterly coupon, regardless of the extent to which the index closing value or final index value of the underlying index exceeds its initial index value. In contrast, a direct investment in the securities included in the underlying index would allow you to receive the benefit of any appreciation in its value. Any return on the securities will not reflect the return you would realize if you actually owned those securities and received the dividends paid or distributions made on them.

●
The securities are subject to early redemption, which would limit your ability to receive the contingent quarterly coupons over the full term of the securities. Beginning on June 21, 2024, on any redemption date, we have the right to redeem all (but not less than all) of the securities for a redemption payment equal to the stated principal amount plus any contingent quarterly coupon otherwise due with respect to the relevant observation date, as applicable. In this case, you will lose the opportunity to continue to receive contingent quarterly coupons after the date of early redemption. If the securities are called prior to the maturity date, you may be unable to invest in other securities with a similar level of risk that could provide a return that is similar to the securities. Even if we do not exercise our option to redeem your securities, our ability to do so may adversely affect the market value of your securities. It is our sole option whether to redeem your securities prior to maturity on any such redemption date and we may or may not exercise this option for any reason. Because of this early redemption potential, the term of your securities could be anywhere between three months and two years.

●
You may not receive any contingent quarterly coupons. The securities do not provide for any regular fixed coupon payments. Investors in the securities will not necessarily receive any contingent quarterly coupons on the securities. If the index closing value of the underlying index is less than its coupon barrier on an observation date, you will not receive the contingent quarterly coupon applicable to that observation date. If the index closing value of the underlying index is less than its coupon barrier on all the observation dates during the term of the securities, you will not receive any contingent quarterly coupons during the term of the securities, and will not receive a positive return on the securities.

●
Your return on the securities may be less than the yield on a conventional debt security of comparable maturity. Any return that you receive on the securities may be less than the return you would earn if you purchased a conventional debt security with the same maturity date. As a result, your investment in the securities may not reflect the full opportunity cost to you when you consider factors, such as inflation, that affect the time value of money. In addition, if interest rates increase during the term of the securities, the contingent quarterly coupon (if any) may be less than the yield on a conventional debt security of comparable maturity.

●
The contingent quarterly coupon, redemption payment or payment at maturity, as applicable, will not reflect changes in the level of the underlying index other than on the observation dates. The level of the underlying index during the term of the securities other than on the observation dates will not affect payments on the securities. Notwithstanding the foregoing, investors should generally be aware of the performance of the underlying index while holding the securities, as the performance of the underlying index may influence the market value of the securities and the payment of any contingent quarterly coupons. The calculation agent will determine whether each contingent quarterly coupon is payable and will calculate the redemption payment or the payment at maturity, as applicable, by comparing only the initial index value, the coupon barrier or the downside threshold level, as applicable, to the index closing value or the final index value for the underlying index. No other levels of the underlying index will be taken into account. As a result, if the securities are not called prior to maturity and the final index value of the underlying index is less than the downside threshold level, you will receive less than the principal amount at maturity even if the level of the underlying index was always above its downside threshold level prior to the final observation date.

●
Any payments on the securities are subject to our credit risk and the credit risk of the guarantor, and any actual or perceived changes in our or the guarantor’s creditworthiness are expected to affect the value of the securities. The securities are our senior unsecured debt securities. Any payment on the securities will be fully and unconditionally guaranteed by the guarantor. The securities are not guaranteed by any entity other than the guarantor. As a result, your receipt of all payments on the securities will be dependent upon our ability and the ability of the guarantor to repay our respective obligations under the securities on the applicable payment date, regardless of the index closing value of the underlying index as compared to the coupon barrier level, downside threshold level or initial index value, as applicable. No assurance can be given as to what our financial condition or the financial condition of the guarantor will be on any payment date, including the maturity date. if we and the guarantor become unable to meet our respective financial obligations as they become due, you may not receive the amounts payable under the terms of the securities and you could lose all of your initial investment.

March 2024

BofA Finance LLC
Callable Contingent Income Securities due March 19, 2026
All Payments on the Securities Based on the Performance of the Russell 2000® Index
Principal at Risk Securities
In addition, our credit ratings and the credit ratings of the guarantor are assessments by ratings agencies of our respective abilities to pay our obligations. Consequently, our or the guarantor’s perceived creditworthiness and actual or anticipated decreases in our or the guarantor’s credit ratings or increases in the spread between the yield on our respective securities and the yield on U.S. Treasury securities (the “credit spread”) prior to the maturity date may adversely affect the market value of the securities. However, because your return on the securities depends upon factors in addition to our ability and the ability of the guarantor to pay our respective obligations, such as the value of the underlying index, an improvement in our or the guarantor’s credit ratings will not reduce the other investment risks related to the securities.
●
We are a finance subsidiary and, as such, have no independent assets, operations, or revenues. We are a finance subsidiary of the guarantor, have no operations other than those related to the issuance, administration and repayment of our debt securities that are guaranteed by the guarantor, and are dependent upon the guarantor and/or its other subsidiaries to meet our obligations under the securities in the ordinary course. Therefore, our ability to make payments on the securities may be limited.

Valuation- and Market-related Risks
●
The price to public you are paying for the securities exceeds their initial estimated value. The initial estimated value of the securities that is provided on the cover page of this pricing supplement is an estimate only, determined as of the pricing date by reference to our and our affiliates’ pricing models. These pricing models consider certain assumptions and variables, including our credit spreads and those of the guarantor, the guarantor’s internal funding rate, mid-market terms on hedging transactions, expectations on interest rates, dividends and volatility, price-sensitivity analysis, and the expected term of the securities. These pricing models rely in part on certain forecasts about future events, which may prove to be incorrect. If you attempt to sell the securities prior to maturity, their market value may be lower than the price you paid for them and lower than their initial estimated value. This is due to, among other things, changes in the level of the underlying index, changes in the guarantor’s internal funding rate, and the inclusion in the price to public of the agent’s commissions and fees, if any, and the hedging related charges, all as further described in “Structuring the securities” below. These factors, together with various credit, market and economic factors over the term of the securities, are expected to reduce the price at which you may be able to sell the securities in any secondary market and will affect the value of the securities in complex and unpredictable ways.

●
The initial estimated value does not represent a minimum or maximum price at which we, BAC, BofAS or any of our other affiliates would be willing to purchase your securities in any secondary market (if any exists) at any time. The value of your securities at any time after issuance will vary based on many factors that cannot be predicted with accuracy, including the performance of the underlying index, our and BAC’s creditworthiness and changes in market conditions.

●
We cannot assure you that a trading market for your securities will ever develop or be maintained. We will not list the securities on any securities exchange. We cannot predict how the securities will trade in any secondary market or whether that market will be liquid or illiquid.

Conflict-related Risks
●
Trading and hedging activities by us, the guarantor and any of our other affiliates, including BofAS, may create conflicts of interest with you and may affect your return on the securities and their market value. We, the guarantor or one or more of our other affiliates, including BofAS, may buy or sell the securities held by or included in the underlying index, or futures or options contracts or exchange traded instruments on the underlying index or those securities, or other instruments whose value is derived from the underlying index or those securities. While we, the guarantor or one or more of our other affiliates, including BofAS, may from time to time own securities represented by the underlying index, except to the extent that BAC’s common stock may be included in the underlying index, we, the guarantor and our other affiliates, including BofAS, do not control any company included in the underlying index, and have not verified any disclosure made by any other company. We, the guarantor or one or more of our other affiliates, including BofAS, may execute such purchases or sales for our own or their own accounts, for business reasons, or in connection with hedging our obligations under the securities. These transactions may present a conflict of interest between your interest in the securities and the interests we, the guarantor and our other affiliates, including BofAS, may have in our or their proprietary accounts, in facilitating transactions, including block trades, for our or their other customers, and in accounts under our or their management. These transactions may adversely affect the level of the underlying index in a manner that could be adverse to your investment in the securities. On or before the pricing date, any purchases or sales by us, the guarantor or our other affiliates, including BofAS or others on our or their behalf (including those for the purpose of hedging some or all of our anticipated exposure in connection with the securities), may have affected the level of the underlying index. Consequently, the level of the underlying index may change subsequent to the pricing date, which may adversely affect the market value of the securities.

We, the guarantor or one or more of our other affiliates, including BofAS, also may have engaged in hedging activities that could have affected the level of the underlying index on the pricing date. In addition, these hedging activities, including the unwinding of a hedge, may decrease the market value of your securities prior to maturity, and may affect the amounts to be paid on the securities. We, the guarantor or one or more of our other affiliates, including BofAS, may purchase or otherwise acquire a long or short position in the securities and may hold or resell the securities. For example, BofAS may enter into these transactions in connection with any market making activities in which it engages. We cannot assure you that these activities will not adversely affect the level of the underlying index, the market value of your securities prior to maturity or the amounts payable on the securities.

●
There may be potential conflicts of interest involving the calculation agent, which is an affiliate of ours. We have the right to appoint and remove the calculation agent. One of our affiliates will be the calculation agent for the securities and, as such, will make a variety of determinations relating to the securities, including the amounts that will be paid on the securities. Under some circumstances, these duties could result in a conflict of interest between its status as our affiliate and its responsibilities as calculation agent.

March 2024

BofA Finance LLC
Callable Contingent Income Securities due March 19, 2026
All Payments on the Securities Based on the Performance of the Russell 2000® Index
Principal at Risk Securities
Underlying Index-related Risks
●
The securities are subject to risks associated with small-size capitalization companies. The stocks comprising the RTY are issued by companies with small-sized market capitalization. The stock prices of small-size companies may be more volatile than stock prices of large capitalization companies. Small-size capitalization companies may be less able to withstand adverse economic, market, trade and competitive conditions relative to larger companies. Small-size capitalization companies may also be more susceptible to adverse developments related to their products or services.

●
The publisher of the underlying index may adjust the underlying index in a way that affects its levels, and the publisher has no obligation to consider your interests. The publisher of the underlying index can add, delete, or substitute the components included in the underlying index or make other methodological changes that could change its level. Any of these actions could adversely affect the value of your securities.

Tax-related Risks
●
The U.S. federal income tax consequences of an investment in the securities are uncertain, and may be adverse to a holder of the securities. No statutory, judicial, or administrative authority directly addresses the characterization of the securities or securities similar to the securities for U.S. federal income tax purposes. As a result, significant aspects of the U.S. federal income tax consequences of an investment in the securities are not certain. Under the terms of the securities, you will have agreed with us to treat the securities as contingent income-bearing single financial contracts, as described below under “Additional Information About the Securities—Tax considerations—General.” If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the securities, the timing and character of income, gain or loss with respect to the securities may differ. No ruling will be requested from the IRS with respect to the securities and no assurance can be given that the IRS will agree with the statements made in the section entitled “Additional Information About the Securities—Tax considerations.” You are urged to consult with your own tax advisor regarding all aspects of the U.S. federal income tax consequences of investing in the securities.

March 2024

BofA Finance LLC
Callable Contingent Income Securities due March 19, 2026
All Payments on the Securities Based on the Performance of the Russell 2000® Index
Principal at Risk Securities
Russell 2000® Index Historical Performance
The following graph sets forth the daily index closing values of the underlying index for the period from January 2, 2019 through the pricing date. The related table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the underlying index for each quarter from January 2, 2019 through the pricing date. The closing value of the underlying index on the pricing date was 2,039.322. We obtained the information in the graph and table below from Bloomberg L.P., without independent verification. The historical values of the underlying index should not be taken as an indication of future performance, and no assurance can be given as to the level of the underlying index on any observation date.

Underlying Index Daily Closing Values January 2, 2019 to March 15, 2024

* The gray solid line indicates both the coupon barrier level and the downside threshold level, each of which is 75% of the initial index value.
March 2024

BofA Finance LLC
Callable Contingent Income Securities due March 19, 2026
All Payments on the Securities Based on the Performance of the Russell 2000® Index
Principal at Risk Securities

Russell 2000® Index	High	Low	Period End
2019
First Quarter	1,590.062	1,330.831	1,539.739
Second Quarter	1,614.976	1,465.487	1,566.572
Third Quarter	1,585.599	1,456.039	1,523.373
Fourth Quarter	1,678.010	1,472.598	1,668.469
2020
First Quarter	1,705.215	991.160	1,153.103
Second Quarter	1,536.895	1,052.053	1,441.365
Third Quarter	1,592.287	1,398.920	1,507.692
Fourth Quarter	2,007.104	1,531.202	1,974.855
2021
First Quarter	2,360.168	1,945.914	2,220.519
Second Quarter	2,343.758	2,135.139	2,310.549
Third Quarter	2,329.359	2,130.680	2,204.372
Fourth Quarter	2,442.742	2,139.875	2,245.313
2022
First Quarter	2,272.557	1,931.288	2,070.125
Second Quarter	2,095.440	1,649.836	1,707.990
Third Quarter	2,021.346	1,655.882	1,664.716
Fourth Quarter	1,892.839	1,682.403	1,761.246
2023
First Quarter	2,001.221	1,720.291	1,802.484
Second Quarter	1,896.333	1,718.811	1,888.734
Third Quarter	2,003.177	1,761.609	1,785.102
Fourth Quarter	2,066.214	1,636.938	2,058.335
2024
First Quarter (through March 15, 2024)	2,084.740	1,913.166	2,039.322
March 2024

BofA Finance LLC
Callable Contingent Income Securities due March 19, 2026
All Payments on the Securities Based on the Performance of the Russell 2000® Index
Principal at Risk Securities
Additional Terms of the Securities
Please read this information in conjunction with the summary terms on the front cover of this pricing supplement.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement, prospectus supplement, or prospectus, the terms described herein shall control.
Denominations:	The securities will be issued in minimum denominations of $1,000 and whole multiples of $1,000 in excess thereof.
Calculation agent:	BofAS, an affiliate of BofA Finance.
Events of default and acceleration:
If an event of default, as defined in the senior indenture relating to the securities and in the section entitled “Description of Debt Securities of BofA Finance LLC—Events of Default and Rights of Acceleration; Covenant Breaches” on page 54 of the accompanying prospectus, with respect to the securities occurs and is continuing, the amount payable to a holder of the securities upon any acceleration permitted under the senior indenture will be equal to the amount described under the caption “Payment at maturity” above, calculated as though the date of acceleration were the maturity date of the securities and as though the final observation date were the third trading day prior to the date of acceleration. We will also determine whether the final contingent quarterly coupon is payable based upon the index closing value of the underlying index on the deemed final observation date; any such final contingent quarterly coupon will be prorated by the calculation agent to reflect the length of the final contingent quarterly coupon period. In case of a default in the payment of the securities, whether at their maturity or upon acceleration, the securities will not bear a default interest rate.

March 2024

BofA Finance LLC
Callable Contingent Income Securities due March 19, 2026
All Payments on the Securities Based on the Performance of the Russell 2000® Index
Principal at Risk Securities
Additional Information About the Securities

Additional Information:
Tax considerations:
The following summary of the material U.S. federal income and estate tax considerations of the acquisition, ownership, and disposition of the securities supplements, and to the extent inconsistent supersedes, the discussion under “U.S. Federal Income Tax Considerations” in the accompanying prospectus and is not exhaustive of all possible tax considerations. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), regulations promulgated under the Code by the U.S. Treasury Department (“Treasury”) (including proposed and temporary regulations), rulings, current administrative interpretations and official pronouncements of the IRS, and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. This summary does not include any description of the tax laws of any state or local governments, or of any foreign government, that may be applicable to a particular holder.
Although the securities are issued by us, they will be treated as if they were issued by BAC for U.S. federal income tax purposes. Accordingly throughout this tax discussion, references to “we,” “our” or “us” are generally to BAC unless the context requires otherwise.
This summary is directed solely to U.S. Holders and Non-U.S. Holders that, except as otherwise specifically noted, will purchase the securities upon original issuance and will hold the securities as capital assets within the meaning of Section 1221 of the Code, which generally means property held for investment, and that are not excluded from the discussion under “U.S. Federal Income Tax Considerations” in the accompanying prospectus.
You should consult your own tax advisor concerning the U.S. federal income tax consequences to you of acquiring, owning, and disposing of the securities, as well as any tax consequences arising under the laws of any state, local, foreign, or other tax jurisdiction and the possible effects of changes in U.S. federal or other tax laws.
General
Although there is no statutory, judicial, or administrative authority directly addressing the characterization of the securities, we intend to treat the securities for all tax purposes as contingent income-bearing single financial contracts with respect to the underlying index and under the terms of the securities, we and every investor in the securities agree, in the absence of an administrative determination or judicial ruling to the contrary, to treat the securities in accordance with such characterization. In the opinion of our counsel, Sidley Austin LLP, it is reasonable to treat the securities as contingent income-bearing single financial contracts with respect to the underlying index. However, Sidley Austin LLP has advised us that it is unable to conclude that it is more likely than not that this treatment will be upheld. This discussion assumes that the securities constitute contingent income-bearing single financial contracts with respect to the underlying index for U.S. federal income tax purposes. If the securities did not constitute contingent income-bearing single financial contracts, the tax consequences described below would be materially different.
This characterization of the securities is not binding on the IRS or the courts. No statutory, judicial, or administrative authority directly addresses the characterization of the securities or any similar instruments for U.S. federal income tax purposes, and no ruling is being requested from the IRS with respect to their proper characterization and treatment. Due to the absence of authorities on point, significant aspects of the U.S. federal income tax consequences of an investment in the securities are not certain, and no assurance can be given that the IRS or any court will agree with the characterization and tax treatment described in this pricing supplement. Accordingly, you are urged to consult your tax advisor regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including possible alternative characterizations.
Unless otherwise stated, the following discussion is based on the characterization described above. The discussion in this section assumes that there is a significant possibility of a significant loss of principal on an investment in the securities.
We will not attempt to ascertain whether any issuer of a component stock included in the underlying index would be treated as a “passive foreign investment company” (“PFIC”), within the meaning of Section 1297 of the Code, or a United States real property holding corporation, within the meaning of Section 897(c) of the Code. If the issuer of one or more stocks included in the underlying index were so treated, certain adverse U.S. federal income tax consequences could possibly apply to a holder of the securities. You should refer to information filed with the SEC by the issuers of the component stocks included in the underlying index and consult your tax advisor regarding the possible consequences to you, if any, if any issuer of a component stock included in the underlying index is or becomes a PFIC or is or becomes a United States real property holding corporation.

March 2024

BofA Finance LLC
Callable Contingent Income Securities due March 19, 2026
All Payments on the Securities Based on the Performance of the Russell 2000® Index
Principal at Risk Securities

U.S. Holders
Although the U.S. federal income tax treatment of any contingent quarterly coupon on the securities is uncertain, we intend to take the position, and the following discussion assumes, that any contingent quarterly coupon constitutes taxable ordinary income to a U.S. Holder at the time received or accrued in accordance with the U.S. Holder’s regular method of accounting. By purchasing the securities you agree, in the absence of an administrative determination or judicial ruling to the contrary, to treat any contingent quarterly coupon as described in the preceding sentence.
Upon receipt of a cash payment at maturity or upon a sale, exchange, or redemption of the securities prior to maturity, a U.S. Holder generally will recognize capital gain or loss equal to the difference between the amount realized (other than amounts representing any contingent quarterly coupon, which would be taxed as described above) and the U.S. Holder’s tax basis in the securities. A U.S. Holder’s tax basis in the securities will equal the amount paid by that holder to acquire them. This capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder held the securities for more than one year. The deductibility of capital losses is subject to limitations.
Alternative Tax Treatments. Due to the absence of authorities that directly address the proper tax treatment of the securities, prospective investors are urged to consult their tax advisors regarding all possible alternative tax treatments of an investment in the securities. In particular, the IRS could seek to subject the securities to the Treasury regulations governing contingent payment debt instruments. If the IRS were successful in that regard, the timing and character of income on the securities would be affected significantly. Among other things, a U.S. Holder would be required to accrue original issue discount every year at a “comparable yield” determined at the time of issuance. In addition, any gain realized by a U.S. Holder at maturity or upon a sale, exchange, or redemption of the securities generally would be treated as ordinary income, and any loss realized at maturity or upon a sale, exchange, or redemption of the securities generally would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of original issue discount, and as capital loss thereafter.
In addition, it is possible that the securities could be treated as a unit consisting of a deposit and a put option written by the security holder, in which case the timing and character of income on the securities would be affected significantly.
The IRS released Notice 2008-2 (the “Notice”), which sought comments from the public on the taxation of financial instruments currently taxed as “prepaid forward contracts.”  This Notice addresses instruments such as the securities. According to the Notice, the IRS and Treasury are considering whether a holder of an instrument such as the securities should be required to accrue ordinary income on a current basis, regardless of whether any payments are made prior to maturity. It is not possible to determine what guidance the IRS and Treasury will ultimately issue, if any. Any such future guidance may affect the amount, timing and character of income, gain, or loss in respect of the securities, possibly with retroactive effect.
The IRS and Treasury are also considering additional issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, whether Section 1260 of the Code, concerning certain “constructive ownership transactions,” generally applies or should generally apply to such instruments, and whether any of these determinations depend on the nature of the underlying asset.
In addition, proposed Treasury regulations require the accrual of income on a current basis for contingent payments made under certain notional principal contracts. The preamble to the regulations states that the “wait and see” method of accounting does not properly reflect the economic accrual of income on those contracts, and requires current accrual of income for some contracts already in existence. While the proposed regulations do not apply to prepaid forward contracts, the preamble to the proposed regulations expresses the view that similar timing issues exist in the case of prepaid forward contracts. If the IRS or Treasury publishes future guidance requiring current economic accrual for contingent payments on prepaid forward contracts, it is possible that you could be required to accrue income over the term of the securities.
Because of the absence of authority regarding the appropriate tax characterization of the securities, it is also possible that the IRS could seek to characterize the securities in a manner that results in tax consequences that are different from those described above. For example, the IRS could possibly assert that any gain or loss that a holder may recognize at maturity or upon the sale, exchange, or redemption of the securities should be treated as ordinary gain or loss.
Because the underlying index is an index that periodically rebalances, it is possible that the securities could be treated as a series of contingent income-bearing single financial contracts, each of which matures on the next rebalancing date. If the securities were properly characterized in such a manner, a U.S. Holder would be treated as disposing of the securities on each rebalancing date in return for new securities that mature on the next rebalancing date, and a U.S. Holder would accordingly likely recognize capital gain or loss on each rebalancing date equal to the difference between the holder’s tax basis in the securities (which would be adjusted to take into account any prior recognition of gain or loss) and the fair market value of the securities on such date.

March 2024

BofA Finance LLC
Callable Contingent Income Securities due March 19, 2026
All Payments on the Securities Based on the Performance of the Russell 2000® Index
Principal at Risk Securities

Non-U.S. Holders
Because the U.S. federal income tax treatment of the securities (including any contingent quarterly coupon) is uncertain, we (or the applicable paying agent) will withhold U.S. federal income tax at a 30% rate (or at a lower rate under an applicable income tax treaty) on the entire amount of any contingent quarterly coupon made unless such payments are effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the U.S. (in which case, to avoid withholding, the Non-U.S. Holder will be required to provide a Form W-8ECI). We (or the applicable paying agent) will not pay any additional amounts in respect of such withholding. To claim benefits under an income tax treaty, a Non-U.S. Holder must obtain a taxpayer identification number and certify as to its eligibility under the appropriate treaty’s limitations on benefits article, if applicable. In addition, special rules may apply to claims for treaty benefits made by Non-U.S. Holders that are entities rather than individuals. The availability of a lower rate of withholding under an applicable income tax treaty will depend on whether such rate applies to the characterization of the payments under U.S. federal income tax laws. A Non-U.S. Holder that is eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.
Except as discussed below, a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax for amounts paid in respect of the securities (not including, for the avoidance of doubt, amounts representing any contingent quarterly coupon which would be subject to the rules discussed in the previous paragraph) upon the sale, exchange, or redemption of the securities or their settlement at maturity, provided that the Non-U.S. Holder complies with applicable certification requirements and that the payment is not effectively connected with the conduct by the Non-U.S. Holder of a U.S. trade or business. Notwithstanding the foregoing, gain from the sale, exchange, or redemption of the securities or their settlement at maturity may be subject to U.S. federal income tax if that Non-U.S. Holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of the sale, exchange, redemption, or settlement and certain other conditions are satisfied.
If a Non-U.S. Holder of the securities is engaged in the conduct of a trade or business within the U.S. and if any contingent quarterly coupon and gain realized on the settlement at maturity, or upon sale, exchange, or redemption of the securities, is effectively connected with the conduct of such trade or business (and, if certain tax treaties apply, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the U.S.), the Non-U.S. Holder, although exempt from U.S. federal withholding tax, generally will be subject to U.S. federal income tax on such contingent quarterly coupon and gain on a net income basis in the same manner as if it were a U.S. Holder. Such Non-U.S. Holders should read the material under the heading “—U.S. Holders,” for a description of the U.S. federal income tax consequences of acquiring, owning, and disposing of the securities. In addition, if such Non-U.S. Holder is a foreign corporation, it may also be subject to a branch profits tax equal to 30% (or such lower rate provided by any applicable tax treaty) of a portion of its earnings and profits for the taxable year that are effectively connected with its conduct of a trade or business in the U.S., subject to certain adjustments.
A “dividend equivalent” payment is treated as a dividend from sources within the United States and such payments generally would be subject to a 30% U.S. withholding tax if paid to a Non-U.S. Holder. Under Treasury regulations, payments (including deemed payments) with respect to equity-linked instruments (“ELIs”) that are “specified ELIs” may be treated as dividend equivalents if such specified ELIs reference an interest in an “underlying security,” which is generally any interest in an entity taxable as a corporation for U.S. federal income tax purposes if a payment with respect to such interest could give rise to a U.S. source dividend. However, IRS guidance provides that withholding on dividend equivalent payments will not apply to specified ELIs that are not delta-one instruments and that are issued before January 1, 2025. Based on our determination that the securities are not delta-one instruments, Non-U.S. Holders should not be subject to withholding on dividend equivalent payments, if any, under the securities. However, it is possible that the securities could be treated as deemed reissued for U.S. federal income tax purposes upon the occurrence of certain events affecting the underlying index or the securities, and following such occurrence the securities could be treated as subject to withholding on dividend equivalent payments. Non-U.S. Holders that enter, or have entered, into other transactions in respect of the underlying index or the securities should consult their tax advisors as to the application of the dividend equivalent withholding tax in the context of the securities and their other transactions. If any payments are treated as dividend equivalents subject to withholding, we (or the applicable paying agent) would be entitled to withhold taxes without being required to pay any additional amounts with respect to amounts so withheld.
As discussed above, alternative characterizations of the securities for U.S. federal income tax purposes are possible. Should an alternative characterization, by reason of change or clarification of the law, by regulation or otherwise, cause payments as to the securities to become subject to withholding tax in addition to the withholding tax described above, tax will be withheld at the applicable statutory rate. Prospective Non-U.S. Holders should consult their own tax advisors regarding the tax consequences of such alternative characterizations.
U.S. Federal Estate Tax. Under current law, while the matter is not entirely clear, individual Non-U.S. Holders, and entities whose property is potentially includible in those individuals’ gross estates for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, a security is likely to be treated as U.S. situs property,

March 2024

BofA Finance LLC
Callable Contingent Income Securities due March 19, 2026
All Payments on the Securities Based on the Performance of the Russell 2000® Index
Principal at Risk Securities

 subject to U.S. federal estate tax. These individuals and entities should consult their own tax advisors regarding the U.S. federal estate tax consequences of investing in a security.
Backup Withholding and Information Reporting
Please see the discussion under “U.S. Federal Income Tax Considerations — General — Backup Withholding and Information Reporting” in the accompanying prospectus for a description of the applicability of the backup withholding and information reporting rules to payments made on the securities.

Structuring the securities:
The securities are our debt securities, the return on which is linked to the performance of the underlying index. The related guarantee is BAC’s obligation. As is the case for all of our and BAC’s respective debt securities, including our market-linked notes, the economic terms of the securities reflect our and BAC’s actual or perceived creditworthiness at the time of pricing. In addition, because market-linked notes result in increased operational, funding and liability management costs to us and BAC, BAC typically borrows the funds under these types of notes at a rate, which we refer to in this pricing supplement as BAC’s internal funding rate, that is more favorable to BAC than the rate that it might pay for a conventional fixed or floating rate debt security. This generally relatively lower internal funding rate, which is reflected in the economic terms of the securities, along with the fees and charges associated with market-linked notes, resulted in the initial estimated value of the securities on the pricing date being less than their price to public.
The initial estimated value of the securities as of the pricing date is set forth on the cover page of this pricing supplement.
In order to meet our payment obligations on the securities, at the time we issue the securities, we may choose to enter into certain hedging arrangements (which may include call options, put options or other derivatives) with BofAS or one of our other affiliates. The terms of these hedging arrangements are determined based upon terms provided by BofAS and its affiliates, and take into account a number of factors, including our and BAC’s creditworthiness, interest rate movements, the volatility of the underlying index, the tenor of the securities and the hedging arrangements. The economic terms of the securities and their initial estimated value depend in part on the terms of these hedging arrangements.
BofAS has advised us that the hedging arrangements will include hedging related charges, reflecting the costs associated with, and our affiliates’ profit earned from, these hedging arrangements. Since hedging entails risk and may be influenced by unpredictable market forces, actual profits or losses from these hedging transactions may be more or less than any expected amounts.
For further information, see “Risk Factors” beginning on page 8 above and “Supplemental Use of Proceeds” on page PS-20 of the accompanying product supplement.

Supplement to the plan of distribution; role of BofAS and conflicts of interest:
BofAS, a broker-dealer affiliate of ours, is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and will participate as agent in the distribution of the securities. Accordingly, the offering of the securities will conform to the requirements of FINRA Rule 5121. BofAS may not make sales in this offering to any of its discretionary accounts without the prior written approval of the account holder.
We will deliver the securities against payment therefor in New York, New York on a date that is greater than two business days following the pricing date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the securities more than two business days prior to the original issue date will be required to specify alternative settlement arrangements to prevent a failed settlement.
Under our distribution agreement with BofAS, BofAS will purchase the securities from us as principal at the public offering price indicated on the cover of this pricing supplement, less the indicated agent’s commissions and fees, if any. BofAS will sell the securities to other broker-dealers that will participate in the offering and that are not affiliated with us, at an agreed discount to the principal amount. Each of those broker-dealers may sell the securities to one or more additional broker-dealers. BofAS has informed us that these discounts may vary from dealer to dealer and that not all dealers will purchase or repurchase the securities at the same discount. Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”) and its financial advisors will collectively receive from the agent, BofAS, a fixed sales commission for each security they sell, and Morgan Stanley Wealth Management will receive a structuring fee for each security, in each case as specified on the cover page of this document. The costs included in the original issue price of the securities will include a fee paid by BofAS to LFT Securities, LLC, an entity in which an affiliate of Morgan Stanley Wealth Management has an ownership interest, for providing certain electronic platform services with respect to this offering.
BofAS and any of our other broker-dealer affiliates may use this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus for offers and sales in secondary market transactions and market-making transactions in the securities. However, they are not obligated to engage in such secondary market transactions and/or market-making transactions. These broker-dealer affiliates may act as principal or agent in these transactions, and any such sales will be made at prices related to prevailing market conditions at the time of the sale.

March 2024

BofA Finance LLC
Callable Contingent Income Securities due March 19, 2026
All Payments on the Securities Based on the Performance of the Russell 2000® Index
Principal at Risk Securities

At BofAS’s discretion, for a short, undetermined initial period after the issuance of the securities, BofAS may offer to buy the securities in the secondary market at a price that may exceed the initial estimated value of the securities. Any price offered by BofAS for the securities will be based on then-prevailing market conditions and other considerations, including the performance of the underlying index and the remaining term of the securities. However, none of us, the guarantor, BofAS or any of our other affiliates is obligated to purchase your securities at any price or at any time, and we cannot assure you that any party will purchase your securities at a price that equals or exceeds the initial estimated value of the securities.
Any price that BofAS may pay to repurchase the securities will depend upon then prevailing market conditions, the creditworthiness of us and the guarantor, and transaction costs. At certain times, this price may be higher than or lower than the initial estimated value of the securities.
Sales Outside of the United States
The securities have not been approved for public sale in any jurisdiction outside of the United States. There has been no registration or filing as to the securities with any regulatory, securities, banking, or local authority outside of the United States and no action has been taken by BofA Finance, BAC, BofAS or any other affiliate of BAC, to offer the securities in any jurisdiction other than the United States. As such, these securities are made available to investors outside of the United States only in jurisdictions where it is lawful to make such offer or sale and only under circumstances that will result in compliance with applicable laws and regulations, including private placement requirements.
Further, no offer or sale of the securities is permitted with regards to the following jurisdictions:
●
Australia
●
Barbados
●
Belgium
●
Crimea
●
Cuba
●
Curacao Sint Maarten
●
Gibraltar
●
Indonesia
●
Iran
●
Italy
●
Kazakhstan
●
Malaysia
●
New Zealand
●
North Korea
●
Norway
●
Russia
●
Saudi Arabia
●
Syria
You are urged to carefully review the selling restrictions that may be applicable to your jurisdiction beginning on page S-56 of the accompanying prospectus supplement.
European Economic Area and United Kingdom
None of this pricing supplement, the accompanying product supplement, the accompanying prospectus or the accompanying prospectus supplement is a prospectus for the purposes of the Prospectus Regulation (as defined below). This pricing supplement, the accompanying product supplement, the accompanying prospectus and the accompanying prospectus supplement have been prepared on the basis that any offer of securities in any Member State of the European Economic Area (the “EEA”) or in the United Kingdom (each, a “Relevant State”) will only be made to a legal entity which is a qualified investor under the Prospectus Regulation (“Qualified Investors”). Accordingly any person making or intending to make an offer in that Relevant State of securities which are the subject of the offering contemplated in this pricing supplement, the accompanying product supplement, the accompanying prospectus and the accompanying prospectus supplement may only do so with respect to Qualified Investors. Neither BofA Finance nor BAC has authorized, nor does it authorize, the making of any offer of securities other than to Qualified Investors. The expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

March 2024

BofA Finance LLC
Callable Contingent Income Securities due March 19, 2026
All Payments on the Securities Based on the Performance of the Russell 2000® Index
Principal at Risk Securities

PROHIBITION OF SALES TO EEA AND UNITED KINGDOM RETAIL INVESTORS – The securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA or in the United Kingdom. For these purposes: (a) a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (the Insurance Distribution Directive) where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation; and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities. Consequently no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”) for offering or selling the securities or otherwise making them available to retail investors in the EEA or in the United Kingdom has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the EEA or in the United Kingdom may be unlawful under the PRIIPs Regulation.
United Kingdom
The communication of this pricing supplement, the accompanying product supplement, the accompanying prospectus supplement, the accompanying prospectus and any other document or materials relating to the issue of the securities offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”). Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. The communication of such documents and/or materials as a financial promotion is only being made to those persons in the United Kingdom who have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), or who fall within Article 49(2)(a) to (d) of the Financial Promotion Order, or who are any other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). In the United Kingdom, the securities offered hereby are only available to, and any investment or investment activity to which this pricing supplement, the accompanying product supplement, the accompanying prospectus supplement and the accompanying prospectus relates will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this pricing supplement, the accompanying product supplement, the accompanying prospectus supplement or the accompanying prospectus or any of their contents.
Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the securities may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to BofA Finance, as issuer, or BAC, as guarantor.
All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the securities in, from or otherwise involving the United Kingdom.

Where you can find more information:
This pricing supplement and the accompanying product supplement, prospectus supplement and prospectus have been filed as part of a registration statement with the SEC, which may, without cost, be accessed on the SEC website at www.sec.gov or obtained from BofAS by calling 1-800-294-1322. Before you invest, you should read this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus for information about us, BAC and this offering. Any prior or contemporaneous oral statements and any other written materials you may have received are superseded by this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus. Certain terms used but not defined in this pricing supplement have the meanings set forth in the accompanying product supplement or prospectus supplement.
The terms and risks of the securities are contained in this pricing supplement and in the following related product supplement, prospectus supplement and prospectus, which can be accessed at the following links:
●
Product Supplement EQUITY-1 dated December 30, 2022:
https://www.sec.gov/Archives/edgar/data/1682472/000119312522315473/d429684d424b2.htm
●
Series A MTN prospectus supplement dated December 30, 2022 and prospectus dated December 30, 2022:
https://www.sec.gov/Archives/edgar/data/1682472/000119312522315195/d409418d424b3.htm
Please note that, for purposes of this pricing supplement, references in the accompanying product supplement EQUITY-1 to “closing level”, “Underlying”, “Index Publisher” and “Index” shall be deemed to refer to “index closing value”, “underlying index”, “underlying index sponsor” and “underlying index” respectively.

March 2024

BofA Finance LLC
Callable Contingent Income Securities due March 19, 2026
All Payments on the Securities Based on the Performance of the Russell 2000® Index
Principal at Risk Securities
Validity of the securities:
In the opinion of McGuireWoods LLP, as counsel to BofA Finance, as issuer, and BAC, as guarantor, when the trustee has made the appropriate entries or notations on Schedule 1 to the master global note that represents the securities (the “Master Note”) identifying the securities offered hereby as supplemental obligations thereunder in accordance with the instructions of BofA Finance, and the securities have been delivered against payment therefor as contemplated in this pricing supplement and the related prospectus, prospectus supplement and product supplement, all in accordance with the provisions of the indenture governing the securities and the related guarantee, such securities will be the legal, valid and binding obligations of BofA Finance, and the related guarantee will be the legal, valid and binding obligation of BAC, subject, in each case, to the effects of applicable bankruptcy, insolvency (including laws relating to preferences, fraudulent transfers and equitable subordination), reorganization, moratorium and other similar laws affecting creditors’ rights generally, and to general principles of equity. This opinion is given as of the date of this pricing supplement and is limited to the Delaware General Corporation Law and the Delaware Limited Liability Company Act (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting either of the foregoing) and the laws of the State of New York as in effect on the date hereof. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture governing the securities and due authentication of the Master Note, the validity, binding nature and enforceability of the indenture governing  the securities and the related guarantee with respect to the trustee, the legal capacity of individuals, the genuineness of signatures, the authenticity of all documents submitted to McGuireWoods LLP as originals, the conformity to original documents of all documents submitted to McGuireWoods LLP as copies thereof, the authenticity of the originals of such copies and certain factual matters, all as stated in the opinion letter of McGuireWoods LLP dated December 8, 2022, which has been filed as an exhibit to the Registration Statement (File Nos. 333-268718 and 333-268718-01) of BAC and BofA Finance, filed with the SEC on December 8, 2022.

March 2024

BofA Finance LLC
Callable Contingent Income Securities due March 19, 2026
All Payments on the Securities Based on the Performance of the Russell 2000® Index
Principal at Risk Securities
Annex A—The Russell 2000® Index
The Russell 2000® Index
The RTY was developed by Russell Investments (“Russell”) before FTSE International Limited and Russell combined in 2015 to create FTSE Russell, which is wholly owned by London Stock Exchange Group. Additional information on the RTY is available at the following website: http://www.ftserussell.com. No information on that website is deemed to be included or incorporated by reference in this pricing supplement.
Russell began dissemination of the RTY (Bloomberg L.P. index symbol “RTY”) on January 1, 1984. FTSE Russell calculates and publishes the RTY. The RTY was set to 135 as of the close of business on December 31, 1986. The RTY is designed to track the performance of the small capitalization segment of the U.S. equity market. As a subset of the Russell 3000® Index, the RTY consists of the smallest 2,000 companies included in the Russell 3000® Index. The Russell 3000® Index measures the performance of the largest 3,000 U.S. companies, representing approximately 98% of the investable U.S. equity market. The RTY is determined, comprised, and calculated by FTSE Russell without regard to the securities.
Selection of Stocks Comprising the RTY
Each company eligible for inclusion in the RTY must be classified as a U.S. company under FTSE Russell’s country-assignment methodology. If a company is incorporated, has a stated headquarters location, and trades in the same country (American Depositary Receipts and American Depositary Shares are not eligible), then the company is assigned to its country of incorporation. If any of the three factors are not the same, FTSE Russell defines three Home Country Indicators (“HCIs”): country of incorporation, country of headquarters, and country of the most liquid exchange (as defined by a two-year average daily dollar trading volume) from all exchanges within a country. Using the HCIs, FTSE Russell compares the primary location of the company’s assets with the three HCIs. If the primary location of its assets matches any of the HCIs, then the company is assigned to the primary location of its assets. If there is insufficient information to determine the country in which the company’s assets are primarily located, FTSE Russell will use the country from which the company’s revenues are primarily derived for the comparison with the three HCIs in a similar manner. FTSE Russell uses the average of two years of assets or revenues data to reduce potential turnover. If conclusive country details cannot be derived from assets or revenues data, FTSE Russell will assign the company to the country of its headquarters, which is defined as the address of the company’s principal executive offices, unless that country is a Benefit Driven Incorporation (“BDI”) country, in which case the company will be assigned to the country of its most liquid stock exchange. BDI countries include: Anguilla, Antigua and Barbuda, Bahamas, Barbados, Belize, Bermuda, Bonaire, British Virgin Islands, Cayman Islands, Channel Islands, Cook Islands, Curacao, Faroe Islands, Gibraltar, Guernsey, Isle of Man, Jersey, Liberia, Marshall Islands, Panama, Saba, Sint Eustatius, Sint Maarten, and Turks and Caicos Islands. For any companies incorporated or headquartered in a U.S. territory, including Puerto Rico, Guam, and U.S. Virgin Islands, a U.S. HCI is assigned.
All securities eligible for inclusion in the RTY must trade on a major U.S. exchange. Stocks must have a closing price at or above $1.00 on their primary exchange on the last trading day in May to be eligible for inclusion during annual reconstitution. However, in order to reduce unnecessary turnover, if an existing member’s closing price is less than $1.00 on the last day of May, it will be considered eligible if the average of the daily closing prices (from its primary exchange) during the month of May is equal to or greater than $1.00. Initial public offerings are added each quarter and must have a closing price at or above $1.00 on the last day of their eligibility period in order to qualify for index inclusion. If an existing stock does not trade on the “rank day” (typically the last trading day in May but a confirmed timetable is announced each spring) but does have a closing price at or above $1.00 on another eligible U.S. exchange, that stock will be eligible for inclusion.
An important criterion used to determine the list of securities eligible for the RTY is total market capitalization, which is defined as the market price as of the last trading day in May for those securities being considered at annual reconstitution times the total number of shares outstanding. Where applicable, common stock, non-restricted exchangeable shares and partnership units/membership interests are used to determine market capitalization. Any other form of shares such as preferred stock, convertible preferred stock, redeemable shares, participating preferred stock, warrants and rights, installment receipts or trust receipts, are excluded from the calculation. If multiple share classes of common stock exist, they are combined. In cases where the common stock share classes act independently of each other (e.g., tracking stocks), each class is considered for inclusion separately. If multiple share classes exist, the pricing vehicle will be designated as the share class with the highest two-year trading volume as of the rank day in May.
Companies with a total market capitalization of less than $30 million are not eligible for the RTY. Similarly, companies with only 5% or less of their shares available in the marketplace are not eligible for the RTY. Royalty trusts, limited liability companies, closed-end investment companies (companies that are required to report Acquired Fund Fees and Expenses, as defined by the SEC, including business development companies), blank check companies, special purpose acquisition companies, and limited partnerships are also ineligible for inclusion. Bulletin board, pink sheets, and over-the-counter traded securities are not eligible for inclusion. Exchange traded funds and mutual funds are also excluded.
Annual reconstitution is a process by which the RTY is completely rebuilt. Based on closing levels of the company’s common stock on its primary exchange on the rank day of May of each year, FTSE Russell reconstitutes the composition of the RTY using the then existing market capitalizations of eligible companies. Reconstitution of the RTY occurs on the last Friday in June or, when the last Friday in June is the 29th or 30th, reconstitution occurs on the prior Friday. In addition, FTSE Russell adds initial public offerings to the RTY on a quarterly basis based on total market capitalization ranking within the market-adjusted capitalization breaks established during the most recent reconstitution. After membership is determined, a security’s shares are adjusted to include only those shares available to the public. This is often referred to as “free float.” The purpose of the adjustment is to exclude from market calculations the capitalization that is not available for purchase and is not part of the investable opportunity set.
License Agreement
“Russell 2000®” and “Russell 3000®” are trademarks of FTSE Russell and have been licensed for use by our affiliate, Merrill Lynch, Pierce, Fenner & Smith Incorporated. The securities are not sponsored, endorsed, sold, or promoted by FTSE Russell, and FTSE Russell makes no representation regarding the advisability of investing in the securities.
March 2024

BofA Finance LLC
Callable Contingent Income Securities due March 19, 2026
All Payments on the Securities Based on the Performance of the Russell 2000® Index
Principal at Risk Securities
FTSE Russell and Merrill Lynch, Pierce, Fenner & Smith Incorporated have entered into a non-exclusive license agreement providing for the license to Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates, including us, in exchange for a fee, of the right to use indices owned and published by FTSE Russell in connection with some securities, including the securities. The license agreement provides that the following language must be stated in this pricing supplement:
The securities are not sponsored, endorsed, sold, or promoted by FTSE Russell. FTSE Russell makes no representation or warranty, express or implied, to the holders of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly or the ability of the RTY to track general stock market performance or a segment of the same. FTSE Russell’s publication of the RTY in no way suggests or implies an opinion by FTSE Russell as to the advisability of investment in any or all of the securities upon which the RTY is based. FTSE Russell’s only relationship to Merrill Lynch, Pierce, Fenner & Smith Incorporated and to us is the licensing of certain trademarks and trade names of FTSE Russell and of the RTY, which is determined, composed, and calculated by FTSE Russell without regard to Merrill Lynch, Pierce, Fenner & Smith Incorporated, us, or the securities. FTSE Russell is not responsible for and has not reviewed the securities nor any associated literature or publications and FTSE Russell makes no representation or warranty express or implied as to their accuracy or completeness, or otherwise. FTSE Russell reserves the right, at any time and without notice, to alter, amend, terminate, or in any way change the RTY. FTSE Russell has no obligation or liability in connection with the administration, marketing, or trading of the securities.
FTSE RUSSELL DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE RTY OR ANY DATA INCLUDED THEREIN AND FTSE RUSSELL SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. FTSE RUSSELL MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, US, BAC, BOFAS, HOLDERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE RTY OR ANY DATA INCLUDED THEREIN. FTSE RUSSELL MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE RTY OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL FTSE RUSSELL HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.
March 2024